EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated October 26, 2000 on the consolidated financial statements of First Federal Bancorp, Inc., as of September 30, 2000 and for the year then ended which report and financial statements are contained in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, in the Registration Statements on Form S-8 previously filed by First Federal Bancorp, Inc. on December 9, 1998, July 17, 1995, and February 1, 1994.


                                       /s/ Olive LLP
                                       ------------------------------------
                                           Olive LLP

Cincinnati, Ohio
December 26, 2000